Exhibit 99.1

GameSquare Holdings Reports Record 2024 Second Quarter Results

Q2 2024 proforma revenue increased 24% YoY and expanded 22% QoQ to a quarterly record of $28.6 million, reflecting value of operating enhanced platform and success of growth initiatives

Q2 2024 proforma adjusted EBITDA loss improves significantly YoY and QoQ to $5.4 million, demonstrating benefits of growth strategies and cost reduction initiatives

$2.5 million sequential improvement in proforma adjusted EBITDA, supports efforts to reach profitability by the fourth quarter of 2024 as the Company expects further revenue growth, higher gross margin and additional operating cost reductions to benefit Q3 and Q4 results

August 14, 2024, FRISCO, TX – GameSquare Holdings, Inc. (NASDAQ: GAME), (“GameSquare”, or the “Company”), today announced its financial results for the three and six-months ended June 30, 2024.

Justin Kenna, CEO of GameSquare, stated, “GameSquare delivered strong growth and record quarterly revenue, demonstrating the benefits of the next generation media platform we have created. Second quarter revenue of $28.6 million increased 22% over proforma revenue for the 2024 first quarter, as we continue to focus on integrating the FaZe Clan acquisition, and benefit from accelerating momentum across many areas of our business. Highlights for the quarter include expanding demand for our Unreal Editor for Fortnite (UEFN) world building creative services, and FaZe Media’s reboot and new creator roster, which garnered over 1.2 billion views during the quarter, a 28% increase over the past three months. FaZe Clan’s engaged community, combined with GameSquare’s technology assets, and media and creative services, has developed a powerful platform that provides global brands with significant value. As a result, we are seeing more demand for our offerings and expect to achieve between $55 and $60 million in higher-margin revenue during the second half of 2024.”

“During the second quarter, we pursued initiatives aimed at optimizing our business model and driving efficiencies across our business, which resulted in a $2.5 million improvement over the past three months in proforma adjusted EBITDA. In addition, throughout 2024, we have strengthened our balance sheet by raising over $36 million of non-dilutive capital, raised $6.5 million of capital through a paid advance agreement with Yorkville Advisors Global, and repaid the balance of our $5.7 million senior secured convertible note. We believe GameSquare has never been in a stronger financial position. As we look to the second half of the year, we are extremely excited by the direction GameSquare is headed. We believe our recent results reflect a clear path to reach positive adjusted EBITDA by the fourth quarter, supported by additional revenue growth, higher gross margin, and further operating cost reductions in the second half of the year,” concluded Mr. Kenna.

Reported results for the second quarter ended June 30, 2024, compared to June 30, 2023

●	Revenue of $28.6 million, compared to $11.4 million
●	Gross profit of $4.2 million, compared to $2.8 million
●	Net loss of $12.0 million, compared to a net loss of $4.1 million
●	Adjusted EBITDA loss of $5.4 million, compared to a loss of $3.3 million

Proforma* results for the second quarter ended June 30, 2024, compared to June 30, 2023

(unless otherwise noted)

●	Revenue of $28.6 million, compared to $23.1 million
●	Gross profit of $4.2 million, compared to $4.6 million
●	Operating expenses of $10.0 million, or 35.1% of revenue, compared to $14.7 million or 63.6% of revenue last year

●	Adjusted EBITDA loss of $5.4 million, compared to a loss of $10.0 million last year, and a loss of $7.9 million for the quarter ended March 31, 2024
●	Adjusted EBITDA loss was 18.9% of revenue versus 43.5% of revenue last year, and 33.7% of revenue for the quarter ended March 31, 2024

* Proforma financial results includes a full quarter contribution of FaZe Clan in the 2024 periods, and includes a full quarter contribution of Engine and FaZe Clan in the 2023 periods.

Reported results for the six months ended June 30, 2024, compared to June 30, 2023

●	Revenue of $46.3 million, compared to $14.2 million
●	Gross profit of $7.6 million, compared to $4.1 million
●	Net loss of $17.3 million, compared to a net loss of $8.4 million
●	Adjusted EBITDA loss of $9.5 million, compared to a loss of $4.8 million

Proforma* results for the six months ended June 30, 2024, compared to June 30, 2023

●	Revenue of $52.1 million, compared to $47.2 million
●	Gross profit of $7.9 million, compared to $8.6 million
●	Operating expenses of $21.6 million, or 41.5% of revenue, compared to $32.9 million or 69.8% of revenue last year
●	Adjusted EBITDA loss of $13.3 million, compared to a loss of $24.3 million
●	Adjusted EBITDA loss was 25.6% of revenue versus 51.5% of revenue last year

* Proforma financial results includes a full year-to-date contribution of FaZe Clan in the 2024 period, and includes a full year-to-date contribution of Engine and FaZe Clan in the 2023 period.

2024 Annual Guidance

●	Management expects over $100 million in annual revenue and annual gross margin to range between 22.5% to 27.5% for 2024
●	2024’s annual guidance is based on a proforma basis and includes a full 12 months of contribution from FaZe Clan, which was acquired on March 7, 2024
●	When comparing the second quarter of 2024 and 2023 results of Faze Clan, the Company has removed approximately $18 million of annualized costs, and expects to remove additional costs during the second half of 2024
●	Management anticipates continual quarterly improvements to profitability throughout 2024 supported by sales growth, gross margin improvement, and the benefit of cost saving initiatives

Conference Call Details

Justin Kenna, CEO, Lou Schwartz, President, and Mike Munoz CFO are scheduled to host a conference call with the investment community. Analysts and interested investors can join the call via the details below:

Date: August 14, 2024

Time: 5:00 pm ET

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=Lcd9n9z4

Corporate Contact

Lou Schwartz, President

Phone: (216) 464-6400

Email: ir@gamesquare.com

Investor Relations

Andrew Berger

Phone: (216) 464-6400

Email: ir@gamesquare.com

Media Relations

Chelsey Northern / The Untold

Phone: (254) 855-4028

Email: pr@gamesquare.com

About GameSquare Holdings, Inc.

GameSquare’s (NASDAQ: GAME) mission is to revolutionize the way brands and game publishers connect with hard-to-reach Gen Z, Gen Alpha, and Millennial audiences. Our next generation media, entertainment, and technology capabilities drive compelling outcomes for creators and maximize our brand partners’ return on investment. Through our purpose-built platform, we provide award winning marketing and creative services, offer leading data and analytics solutions, and amplify awareness through FaZe Clan, one of the most prominent and influential gaming organizations in the world. With one of the largest gaming media networks in North America, as verified by Comscore, we are reshaping the landscape of digital media and immersive entertainment. GameSquare’s largest investors are Dallas Cowboys owner Jerry Jones and the Goff family.

To learn more, visit www.gamesquare.com.

Forward-Looking Information

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of the applicable securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements relate, among other things, to: the Company’s and FaZe Media’s future performance, revenue, growth and profitability; and the Company’s and FaZe Media’s ability to execute their business plans. These forward-looking statements are provided only to provide information currently available to us and are not intended to serve as and must not be relied on by any investor as, a guarantee, assurance or definitive statement of fact or probability. Forward-looking statements are necessarily based upon a number of estimates and assumptions which include, but are not limited to: the Company’s and FaZe Media’s ability to grow their business and being able to execute on their business plans, the Company being able to complete and successfully integrate acquisitions, the Company being able to recognize and capitalize on opportunities and the Company continuing to attract qualified personnel to supports its development requirements. These assumptions, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the Company’s ability to achieve its objectives, the Company successfully executing its growth strategy, the ability of the Company to obtain future financings or complete offerings on acceptable terms, failure to leverage the Company’s portfolio across entertainment and media platforms, dependence on the Company’s key personnel and general business, economic, competitive, political and social uncertainties. These risk factors are not intended to represent a complete list of the factors that could affect the Company which are discussed in the Company’s most recent MD&A. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on the forward-looking statements and information contained in this news release. GameSquare assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

GameSquare Holdings, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	June 30, 2024	December 31, 2023
Assets
Cash	$13,895,483	$2,945,373
Restricted cash	647,615	47,465
Accounts receivable, net	27,217,541	16,459,684
Government remittances	1,274,994	1,665,597
Contingent consideration, current	293,445	207,673
Promissory note receivable, current	378,878	-
Prepaid expenses and other current assets	2,737,688	916,740
Total current assets	46,445,644	22,242,532
Investment	2,673,472	2,673,472
Contingent consideration, non-current	-	293,445
Promissory note receivable	8,753,884	-
Property and equipment, net	618,272	2,464,633
Goodwill	22,783,315	16,303,989
Intangible assets, net	22,272,577	18,574,144
Right-of-use assets	1,981,105	2,159,693
Total assets	$105,528,269	$64,711,908
Liabilities and Shareholders’ Equity
Accounts payable	$31,411,550	$23,493,472
Accrued expenses and other current liabilities	13,844,503	5,289,149
Players liability account	47,535	47,465
Deferred revenue	2,244,965	1,930,028
Current portion of operating lease liability	375,155	367,487
Line of credit	5,284,771	4,518,571
Warrant liability	46,547	102,284
Arbitration reserve	289,999	428,624
Total current liabilities	53,545,025	36,177,080
Convertible debt carried at fair value	7,840,442	8,176,928
Operating lease liability	1,807,344	1,994,961
Total liabilities	63,192,811	46,348,969
Commitments and contingencies (Note 14)
Preferred stock (no par value, unlimited shares authorized, zero shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively)	-	-
Common stock (no par value, unlimited shares authorized, 30,990,847 and 12,989,128 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively)	-	-
Additional paid-in capital	117,388,594	91,915,169
Accumulated other comprehensive loss	(118,898)	(132,081)
Non-controlling interest	15,360,410	-
Accumulated deficit	(90,294,648)	(73,420,149)
Total shareholders’ equity	42,335,458	18,362,939
Total liabilities and shareholders’ equity	$105,528,269	$64,711,908

GameSquare Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenue	$28,586,965	$11,361,904	$46,315,189	$14,151,965
Cost of revenue	24,352,762	8,573,785	38,687,829	10,085,002
Gross profit	4,234,203	2,788,119	7,627,360	4,066,963
Operating expenses:
General and administrative	7,134,618	4,228,666	12,053,248	6,870,346
Selling and marketing	2,432,939	1,740,694	4,654,592	2,481,722
Research and development	881,516	660,969	1,566,669	660,969
Depreciation and amortization	954,746	583,217	1,710,195	723,697
Restructuring charges	123,846	10,388	123,846	294,286
Other operating expenses	994,717	1,013,672	2,088,137	1,497,981
Total operating expenses	12,522,382	8,237,606	22,196,687	12,529,001
Loss from continuing operations	(8,288,179)	(5,449,487)	(14,569,327)	(8,462,038)
Other income (expense), net:
Interest expense	(192,257)	(122,227)	(627,385)	(145,324)
Change in fair value of convertible debt carried at fair value	563,360	455,009	456,759	455,009
Change in fair value of warrant liability	15,643	1,710,878	52,900	1,710,878
Arbitration settlement reserve	43,500	739,644	138,625	739,644
Other income (expense), net	(3,948,274)	38,826	(4,065,544)	37,894
Total other income (expense), net	(3,518,028)	2,822,130	(4,044,645)	2,798,101
Loss from continuing operations before income taxes	(11,806,207)	(2,627,357)	(18,613,972)	(5,663,937)
Income tax benefit	-	-	-	5,027
Net loss from continuing operations	(11,806,207)	(2,627,357)	(18,613,972)	(5,658,910)
Net income (loss) from discontinued operations	(196,934)	(1,456,666)	1,349,883	(2,770,547)
Net loss	(12,003,141)	(4,084,023)	(17,264,089)	(8,429,457)
Net loss attributable to non-controlling interest	389,590	-	389,590	-
Net loss attributable to attributable to GameSquare Holdings, Inc.	$(11,613,551)	$(4,084,023)	$(16,874,499)	$(8,429,457)

Comprehensive loss, net of tax:
Net loss	$(12,003,141)	$(4,084,023)	$(17,264,089)	$(8,429,457)
Change in foreign currency translation adjustment	(540,813)	(104,704)	13,183	(111,353)
Comprehensive loss	(12,543,954)	(4,188,727)	(17,250,906)	(8,540,810)
Comprehensive loss attributable to non-controlling interest	389,590	-	389,590	-
Comprehensive loss	$(12,154,364)	$(4,188,727)	$(16,861,316)	$(8,540,810)

Income (loss) per common share attributable to GameSquare Holdings, Inc. - basic and assuming dilution:
From continuing operations	$(0.38)	$(0.22)	$(0.76)	$(0.61)
From discontinued operations	(0.01)	(0.12)	0.06	(0.30)
Loss per common share attributable to GameSquare Holdings, Inc. - basic and assuming dilution	$(0.38)	$(0.34)	$(0.71)	$(0.91)
Weighted average common shares outstanding - basic and diluted	30,442,837	12,131,409	23,905,674	9,283,340

Management’s use of Non-GAAP Measures

This release contains certain financial performance measures, including “EBITDA” and “Adjusted EBITDA,” that are not recognized under accounting principles generally accepted in the United States of America (“GAAP”) and do not have a standardized meaning prescribed by GAAP. As a result, these measures may not be comparable to similar measures presented by other companies. For a reconciliation of these measures to the most directly comparable financial information presented in the Financial Statements in accordance with GAAP, see the section entitled “Reconciliation of Non-GAAP Measures” below.

We believe EBITDA is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define “EBITDA” as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense.

Adjusted EBITDA

We believe Adjusted EBITDA is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define “Adjusted EBITDA” as EBITDA adjusted to exclude extraordinary items, non-recurring items and other non-cash items, including, but not limited to (i) share based compensation expense, (ii) transaction costs related to merger and acquisition activities, (iii) arbitration settlement reserves and other non-recurring legal settlement expenses, (iv) restructuring costs, primarily comprised of employee severance resulting from integration of acquired businesses, (v) impairment of goodwill and intangible assets, (vi) gains and losses on extinguishment of debt, (vii) change in fair value of assets and liabilities adjusted to fair value on a quarterly basis, (viii) gains and losses from discontinued operations, and (ix) net income (loss) attributable to non-controlling interest.

Reconciliation of Non-GAAP Measures

A reconciliation of Adjusted EBITDA to the most directly comparable measure determined under US GAAP is set out below.

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net loss	$(12,003,141)	$(4,084,023)	$(17,264,089)	$(8,429,457)
Interest expense	192,257	122,227	627,385	145,324
Income tax benefit	-	-	-	(5,027)
Amortization and depreciation	954,746	583,217	1,710,195	723,697
Share-based payments	602,139	317,005	1,021,367	882,385
Transaction costs	1,037,044	1,013,672	2,130,464	1,497,981
Arbitration settlement reserve	(43,500)	(739,644)	(138,625)	(739,644)
Restructuring costs	123,846	10,388	123,846	294,286
Legal settlement	-	183,724	-	183,724
Change in fair value of contingent consideration	(42,327)	-	(42,327)	-
Change in fair value of warrant liability	(15,643)	(1,710,878)	(52,900)	(1,710,878)
Change in fair value of convertible debt carried at fair value	(563,360)	(455,009)	(456,759)	(455,009)
Gain on disposition of subsidiary	-	-	(3,009,891)	-
Loss on disposition of assets	3,764,474	-	3,764,474	-
Loss from discontinued operations	196,934	1,456,666	1,660,008	2,770,547
Net loss attributable to non-controlling interest	389,590	-	389,590	-
Adjusted EBITDA	$(5,406,941)	$(3,302,655)	$(9,537,262)	$(4,842,071)